TYPE: EX-23.1 OTHERDOC
SEQUENCE: 2
FILENAME: 0002.txt
DESCRIPTION: LETTER OF CONSENT FROM GRASSANO ACCOUNTING, P.A.




December 24, 2001

Securities and Exchange Commission
450 Fifth Street,
Washington, D.C. 20549


Dear Sir/Madam:

We have read Item 4, Changes in Registrants' Certifying Accountant, of the Form 8-K of Symphony Telecom Corp. dated December 21, 2001 and agree with the statements contained in the Report to the extent of our knowledge of the matters therein described.

Yours very truly,

/s/ Richard Grassano
--------------------
Grassano Accounting, P.A.
Certified Public Accountants